UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

bioAffinity Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

[●], 2026

Dear Stockholder:

I am pleased to invite you to attend a Special Meeting of Stockholders (the “Special Meeting”) of bioAffinity Technologies, Inc. (the “Company” or “bioAffinity Technologies”) on [●], [●], 2026, at [8:00] a.m. Central Time. The Special Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

bioAffinity Technologies is committed to developing noninvasive diagnostics for lung cancer and other diseases of the lung. Our team of scientists and business professionals is driven by its mission to increase detection of cancer at early stage when accurate diagnosis leads to longer lives, fewer unnecessary invasive procedures, reduced patient anxiety, and lower medical costs. As President and Chief Executive Officer of bioAffinity Technologies, I am greatly encouraged by the growing adoption and use by physicians of our first test, CyPath® Lung, a noninvasive test for lung cancer, and of the technological advancements that our team continues to make in its fight to address the urgent need for noninvasive, early-stage diagnosis.

Whether or not you plan to attend the Special Meeting, your vote matters. We encourage you to promptly vote your shares by proxy over the internet, via telephone or by mail.

Your trust in our team and belief in our technology are invaluable. On behalf of our Board of Directors, our executive leadership team, and our dedicated team of scientists and businesspeople, we extend our sincerest gratitude for your continued support of and investment in bioAffinity Technologies.

Sincerely,

Maria Zannes
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2026

Notice is hereby given that bioAffinity Technologies, Inc. (the “Company” or “bioAffinity Technologies”) will host a special meeting of stockholders (the “Special Meeting”) on [●], [●], 2026, at [8:00] a.m. Central Time. The Special Meeting will be held in person at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. The Special Meeting is being held for the following purposes:

(1)	To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 1,128,272 shares of our Common Stock issuable upon the exercise of Common Stock purchase warrants (the “August 2026 Common Warrants”) issued in connection with our private placement offering that closed on August 14, 2026 (the “Warrant Exercise Proposal”);

(2)	To seek authorization to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rule 5635(d) (the “Offering Proposal”);

(3)	To approve the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our common stock from 350,000,000 shares to [200,000,000] shares (the “Decrease in Authorized Shares Proposal”); and

(4)	To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal (the “Adjournment Proposal”).

Stockholders of record at the close of business on [●], 2026, are entitled to notice of and to vote at the Special Meeting and any postponements or adjournments thereof. A list of stockholders of record at the close of business on [●], 2026, will be available for inspection by any stockholder for a period of ten days prior to the Special Meeting at our principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

The Notice of Internet Availability of Proxy Materials will be mailed to our stockholders on or about [●], 2026. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, and the accompanying proxy card, which is not a part of our proxy solicitation materials, on or about [●], 2026. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the accompanying proxy statement and to submit your proxy or voting instructions as soon as possible. In order to ensure the representation of a quorum at the Special Meeting, stockholders who do not expect to attend the Special Meeting are urged to vote as soon as possible. For information on how to vote your shares, please refer to the section of the proxy statement entitled “Questions and Answers About the Proxy Materials and the Special Meeting” and to the instructions provided in your proxy card or Notice of Internet Availability of Proxy Materials or by your broker, bank, or other nominee.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer
Dated: [●], 2026

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on [●], 2026

The proxy statement is available at www.proxyvote.com.

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2026

GENERAL INFORMATION

The Board of Directors (the “Board”) of bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), is soliciting proxies to be used at a Special Meeting of Stockholders to be held on [●], [●], 2026, at [8:00] a.m. Central Time (the “Special Meeting”) at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217. This proxy statement (this “Proxy Statement”) and the accompanying proxy card are posted on the internet at www.proxyvote.com and will be mailed to our stockholders on or about [●], 2026. If you previously requested electronic or paper delivery of the proxy materials, you will be sent this Proxy Statement and the accompanying proxy card on or about [●], 2026.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference

To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 1,128,272 shares of our Common Stock issuable upon the exercise of Common Stock purchase warrants (the “August 2026 Common Warrants”) issued in connection with our private placement offering that closed on August 14, 2026 (the “Warrant Exercise Proposal”).	FOR	[●]

To seek authorization to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rule 5635(d) (the “Offering Proposal”).	FOR	[●]

To approve the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our common stock from 350,000,000 shares to [200,000,000] shares (the “Decrease in Authorized Shares Proposal”).	FOR	[●]

To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal (the “Adjournment Proposal”).	FOR	[●]

Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors of bioAffinity Technologies, Inc. is soliciting your proxy to be used at the Special Meeting.

When and where will the Special Meeting be held?

The Special Meeting will be held on [●], [●], 2026, at [8:00] a.m. Central Time, at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

What do I need to do if I would like to attend the Special Meeting?

If you wish to attend the Special Meeting in person, you must present a valid form of photo identification, such as a driver’s license. If you are a beneficial owner of Common Stock that is held of record by a bank, broker, or other nominee, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. The Company reserves the right to prohibit cameras, recording equipment, or electronic devices in the Special Meeting.

What am I voting on at the Special Meeting?

The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:

Proposal No. 1: To approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 1,128,272 shares of our Common Stock issuable upon the exercise of Common Stock purchase warrants (the “August 2026 Common Warrants”) issued in connection with our private placement offering that closed on August 14, 2026 (the “Warrant Exercise Proposal”).

Proposal No. 2: To seek authorization to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rule 5635(d) (the “Offering Proposal”).

Proposal No. 3: To approve the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our common stock from 350,000,000 shares to [200,000,000] shares (the “Decrease in Authorized Shares Proposal”).

Proposal No. 4: To approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal (the “Adjournment Proposal”).

Additionally, the proxies, at their discretion and if designated as such, are authorized to vote upon such other business as may properly come before the Special Meeting or any continuation, postponement, or adjournment thereof.

Who is entitled to vote?

Stockholders as of the close of business on the record date of [●], 2026 (the “Record Date”), are entitled to vote at the Special Meeting or any postponement or adjournment thereof. As of the Record Date, there were [1,166,625] shares of Common Stock outstanding.

How many votes per share of Common Stock held are stockholders entitled to?

Stockholders have one vote per share on all matters presented at the Special Meeting.

What is the difference between holding shares of Common Stock as a “stockholder of record” and holding shares in “street name”?

Shares held as a “stockholder of record” (also called a “registered holder”) are shares held directly in your name. Shares held in “street name” are shares held for you in an account with a broker, bank, or other nominee.

How do I vote my shares?

If you are a registered holder, you may vote:

●	By internet. Via the Internet at www.proxyvote.com;

●	By telephone. If you are located within the United States and Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed proxy card in the postage-paid envelope provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

●	In person. You may vote in person at the Special Meeting.

To vote online or via telephone, you will need your unique control number. You can find the control number on your proxy card or Notice. Be sure to have your proxy card or your Notice in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on [●], 2026, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than [●], 2026.

If you hold your shares in street name, you may vote:

●	By internet*. Via the Internet at www.proxyvote.com. To vote online, you will need your unique control number;

●	By telephone*. If you are located within the United States and Canada, call 1-800-454-8683 (toll-free) from a touch-tone telephone;

●	By mail: By returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank, or other nominee makes available; or

●	In person: To do so, you must request a legal proxy from your broker, bank, or other nominee and present it at the Special Meeting.

*Not all street name holders may be able to vote at the web address and phone number provided above.

If your shares are held in street name, please check the voting instruction form or Notice provided to you by your broker, bank, or other nominee for internet or telephone voting availability. If internet and/or telephone voting are available to a street name holder, such facilities will close at 11:59 p.m. Eastern Time on [●], 2026. To vote online or via telephone, you will need your unique control number. You can find the control number on your voting instruction form or Notice. Be sure to have your voting instruction form or your Notice in hand and follow the instructions.

What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

All shares held by recordholders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Special Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board. The persons named as proxies will also be authorized to vote in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

What are “broker non-votes”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks, or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management supported. We believe that Proposals 1 and 2 will be treated by the New York Stock Exchange as non-routine matters and that Proposals 3 and 4 will be treated as routine matters. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been distributed. As such, it is important that you provide voting instructions to your broker, bank, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

What constitutes a quorum?

A quorum for the transaction of business at the Special Meeting requires representation, in person or by proxy, of the holders of thirty-four percent (34%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes

Proposal No. 1: Warrant Exercise Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	No effect

Proposal No. 2: Offering Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	Is not considered a vote cast and will not affect the outcome of this proposal.	No effect

Proposal No. 3: Decrease in Authorized Shares Proposal	The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable

Proposal No. 4: Adjournment Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the Warrant Exercise Proposal (Proposal No. 1);

●	“FOR” the approval of the Offering Proposal (Proposal No. 2);

●	“FOR” the approval of the Decrease in Authorized Shares Proposal (Proposal No. 3); and

●	“FOR” the Adjournment Proposal (Proposal No. 4).

Who will count the vote?

One or more inspectors of election at the Special Meeting will tabulate and certify the votes.

What does it mean if I receive more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, please submit your proxy for each set of Proxy Materials via the internet, telephone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, provided such statement is received no later than 11:59 p.m. Eastern Time on [●], 2026;

●	voting again by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on [●], 2026;

●	submitting a properly signed proxy card to the attention of the Company’s Secretary at the Company’s principal office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, with a later date that is received no later than 11:59 p.m. Eastern Time on [●], 2026; or

●	attending and voting at the Special Meeting on [●], 2026.

Your last vote is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Special Meeting.

If you hold shares in street name, please refer to information from your bank, broker, or other intermediary on how to revoke or submit new voting instructions.

Who will pay for the cost of this proxy solicitation?

The Company will pay for the cost of soliciting proxies. Some of the Company’s directors, officers, or employees may (for no additional compensation) solicit proxies in person or by telephone, email, or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1

APPROVAL OF THE WARRANT EXERCISE

We are seeking stockholder approval for the issuance of up to 1,128,272 shares of our Common Stock upon the exercise of the August 2026 Warrants (as defined below), which includes (i) 564,136 shares of our Common Stock issuable upon exercise of Series A Warrants and (ii) 564,136 shares of our Common Stock issuable upon exercise of Series B Warrants, each issued in our Private Placement (as defined below), which closed on August 14, 2026, as contemplated by Nasdaq Listing Rules.

On August 12, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which we agreed to issue and sell, in a private placement (the “Private Placement”), (i) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $0.4657 per Pre-Funded Warrant to purchase up to an aggregate of 8,462,027 shares (pre-reverse stock split) of our Common Stock (equivalent to 564,136 shares post-reverse stock split); (ii) Series A warrants (the “Series A Warrants”) to purchase up to 564,136 shares (post-reverse stock split) of our Common Stock; and (iii) Series B warrants (the “Series B Warrants”, and together with the Series A Warrants, the “August 2026 Warrants”) to purchase up to 564,136 shares (post-reverse stock split) of our Common Stock. The Private Placement closed on August 14, 2026.

The August 2026 Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the August 2026 Warrants (the “Stockholder Approval Date”) and will expire on the fifth anniversary of the date of issuance. If at any time after the Stockholder Approval Date there is no effective registration statement under the Securities Act for the resale of the shares of Common Stock issuable upon exercise of the August 2026 Warrants (the “August 2026 Warrant Shares”), any holder may, in its sole discretion, elect to exercise the August 2026 Warrants through a cashless exercise, in which case such holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the August 2026 Warrants.

Each August 2026 Warrant has an initial exercise price of $7.0905 per share, which was adjusted pursuant to the terms thereof to $4.9757 following our reverse stock split. The exercise price of the August 2026 Warrants, and the number of August 2026 Warrant Shares, are subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization, or similar transaction, as described in the August 2026 Warrants. In addition, the August 2026 Warrants provide that the Company may also, at any time during the term of the August 2026 Warrants, subject to the rules and regulations of Nasdaq, voluntarily reduce the then-current exercise price to any amount and for any period of time.

A holder will not have the right to exercise any portion of the August 2026 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the August 2026 Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the August 2026 Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the August 2026 Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the August 2026 Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of August 2026 Warrants, will be obligated to purchase any unexercised portion of the August 2026 Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the August 2026 Warrants have the right to require the Company or a successor entity to redeem the August 2026 Warrants for cash in the amount of the Black-Scholes Value (as defined in the August 2026 Warrants) of the unexercised portion of the August 2026 Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by the Company’s Board, the holders of the August 2026 Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the August 2026 Warrants that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock, or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 12, 2026, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock underlying the Pre-Funded Warrants and the August 2026 Warrants (the “August 2026 Warrant Shares”) no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on Nasdaq and trades under the ticker symbol “BIAF.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding Common Stock or voting power of an issuer prior to a private placement for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement. In order to comply with Nasdaq Listing Rule 5635(d), the August 2026 Warrants are not exercisable until Stockholder Approval is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 1,128,272 shares of our Common Stock upon the exercise of the August 2026 Warrants. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to approximately $5.6 million in gross proceeds upon the exercise of the August 2026 Warrants, if exercised for cash at the adjusted exercise price. Loss of these potential funds could adversely impact our ability to fund our operations.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the Private Placement, as the Private Placement has already been completed. We are only asking for approval to issue up to an aggregate of 1,128,272 shares of Common Stock upon the exercise of the August 2026 Warrants.

Potential Consequences if Proposal No. 1 is Not Approved

The failure of our stockholders to approve this Proposal No. 1 will mean that (i) we cannot permit the exercise of the August 2026 Warrants and (ii) may incur substantial additional costs and expenses.

Each August 2026 Warrant has an initial exercise price of $7.0905 per share, which was adjusted pursuant to the terms thereof to $4.9757 per share following our reverse stock split. Accordingly, we would realize an aggregate of up to approximately $5.6 million in gross proceeds, if all the August 2026 Warrants were exercised for cash, which could be used for working capital and general corporate purposes. However, if we were to lower the exercise price of the August 2026 Warrants we will receive less proceeds.

Potential Adverse Effects of the Approval of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the August 2026 Warrant Shares upon exercise of the August 2026 Warrants. Assuming the full exercise of the August 2026 Warrants, an aggregate of 1,128,272 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers do not have any substantial interests, directly or indirectly, in this proposal, except to the extent of their ownership of securities of the Company.

Required Vote

The affirmative vote from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF

THE WARRANT EXERCISE PROPOSAL.

PROPOSAL NO. 2

AUTHORIZATION TO ISSUE SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D)

Our Common Stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) requires stockholder approval prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance, or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We are seeking stockholder approval for the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more capital-raising transactions, or offerings, subject to the following limitations:

●	The aggregate number of shares issued in the offerings will not exceed [10,000,000] shares of our Common Stock (including pursuant to preferred stock, options, warrants, convertible debt, or other securities exercisable for or convertible into Common Stock);
●	The total aggregate consideration will not exceed $[10,000,000] in cash;
●	The maximum discount at which securities will be offered will be equivalent to a discount of up to 35% below the market price of our Common Stock at the time of issuance;
●	Such offerings will occur, if at all, on or before [●], 2027; and
●	Such other terms as our Board shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

Potential Effects of the Offering Proposal

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, or an extraordinary corporate transaction opposed by the Company.

Our Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed. If all or part of the offerings are completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Required Vote

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Offering Proposal. Abstentions are not considered votes cast and will not affect the outcome of this proposal. Broker non-votes will have no effect on this proposal.

Interests of Directors and Executive Officers

Our directors and executive officers do not have any substantial interests, directly or indirectly, in this proposal, except to the extent of their ownership of securities of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF

THE OFFERING PROPOSAL.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE THE TOTAL NUMBER OF AUTHORIZED SHARES

We are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation to decrease the total number of authorized shares of our Common Stock from 350,000,000 shares to [200,000,000] shares (the “Decrease in Authorized Shares Amendment”). Our Board unanimously approved and declared advisable the proposed Decrease in Authorized Shares Amendment and recommends that our stockholders adopt and approve this Proposal No. 3 and the proposed Decrease in Authorized Shares Amendment. If this Proposal No. 3 is approved by stockholders, this Proposal No. 3 will authorize the amendment of our Certificate of Incorporation to effectuate the Authorized Share Decrease, decreasing our authorized shares of Common Stock from 350,000,000 shares of Common Stock to [200,000,000] shares of Common Stock.

The Board of Directors believes that if the number of authorized shares of Common Stock is decreased, it may have the effect of making investment in our Common Stock more attractive to investors because the risk of dilution by issuance of additional shares is more limited.

We do not have any definitive plans, arrangements, understandings or agreements regarding the potential implications of decreasing the authorized shares of Common Stock. We are asking stockholders to approve the Decrease in Authorized Shares Amendment which, if approved by stockholders, will authorize the amendment of our Certificate of Incorporation to effectuate the Authorized Share Decrease from 350,000,000 shares of Common Stock to [200,000,000] shares of Common Stock.

The adoption of the Decrease in Authorized Shares Amendment would not have any immediate accretive effect on the proportionate voting power or other rights of existing stockholders. However, future issuance of additional authorized shares of our Common Stock would be more limited than would be the case if 350,000,000 shares of Common Stock were authorized for issuance.

Board Discretion to Implement the Authorized Share Decrease

The Board believes that stockholder adoption and approval of the Authorized Share Decrease is in the best interests of our stockholders. If our stockholders approve this Proposal No. 3, the Board will implement the Authorized Share Decrease only upon a determination that the Authorized Share Decrease is in the best interests of the stockholders at that time. The Board may abandon the Authorized Share Decrease in its sole discretion.

Effective Time

The effective time of the Authorized Share Decrease (if the proposed Decrease in Authorized Shares Amendment is adopted and approved by stockholders and the Authorized Share Decrease is implemented at the discretion of the Board) will be the date and time that the Certificate of Incorporation amendment effectuating the Authorized Share Decrease is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Decrease will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Authorized Share Decrease may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the relevant Certificate of Incorporation amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Decrease in Authorized Shares Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Decrease.

Interests of Directors and Executive Officers

Our directors and executive officers do not have any substantial interests, directly or indirectly, in this proposal, except to the extent of their ownership of securities of the Company.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Because we believe this is a routine matter, broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF THE DECREASE IN

AUTHORIZED SHARES PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if the number of shares of our Common Stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal, we could adjourn or postpone the Special Meeting without a vote on the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of securities of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A

VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of [●], 2026, the Record Date by (i) each person known to the Company to beneficially own more than 5% of any class of the Company’s outstanding voting securities, (ii) each director and nominee for director, (iii) each of our named executive officers, and (iv) all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and warrants were deemed outstanding if such securities are currently exercisable or will vest within 60 days of [●], 2026, the Record Date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The percentage of beneficial ownership of the Company’s Common Stock is based on [1,166,625] shares of Common Stock outstanding as of [●], 2026.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

Name and Address(1)	Number of Shares of Common Stock		Percent of Class
Directors and Executive Officers:
Maria Zannes(2)	[14,552	]	*
J. Michael Edwards(3)	[4,490	]	*
Steven Girgenti(4)	[60,072	]	*
Robert Anderson(5)	[7,320	]	*
Roberto Rios(6)	[833	]	*
Jamie Platt(7)	[1,824	]	*
Peter Knight(8)	[6,199	]	*
John Oppenheimer(9)	[-	]	*
Roby Joyce(10)	[22,322	]	*

All Directors and Current Executive Officers as a Group (9 Individuals):	[121,495	]	[1.04]	%

*	Ownership of less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o bioAffinity Technologies, Inc., 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217.

(2)	Includes (i) [9,340] shares of common stock owned by Ms. Zannes, including [103] shares of unvested restricted stock as to which Ms. Zannes has the right to vote, but not to dispose; (ii) [1,761] shares of common stock issuable upon the exercise of stock options that are currently exercisable; and (iii) [3,451] shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(3)	Includes (i) [4,003] shares of common stock owned by Mr. Edwards, including [1,684] shares of unvested restricted stock as to which Mr. Edwards has the right to vote, but not to dispose; and (ii) an aggregate of [487] shares of common stock issuable upon exercise warrants that are currently exercisable.

(4)	Includes (i) [35,997] shares of common stock owned by Mr. Girgenti, including [2,233] shares of unvested restricted stock as to which Mr. Girgenti has the right to vote, but not to dispose (ii) [298] shares of common stock owned directly by the Cranye Girgenti Testamentary Trust, for which Mr. Girgenti serves as trustee; (iii) an aggregate of [22,310] shares of common stock issuable upon exercise of warrants owned by Mr. Girgenti; (iv) 277 shares of common stock issuable upon exercise of warrants owned by the Cranye Testamentary Trust, for which Mr. Girgenti serves as trustee; and (v) [1,190] shares of common stock issuable upon exercise of options held by Mr. Girgenti that are immediately exercisable. As the trustee of the Cranye Girgenti Testamentary Trust, Mr. Girgenti has sole voting and dispositive power over the shares beneficially owned by the Cranye Girgenti Testamentary Trust.
(5)	Includes (i) [5,464] shares of common stock owned by Mr. Anderson; (ii) [1,190] shares of common stock issuable upon exercise of options that are currently exercisable; and (iv) [666] shares of common stock issuable upon exercise of warrants that are currently exercisable.

(6)	Includes [833] shares of common stock owned by Mr. Rios.

(7)	Includes [1,824] shares of common stock issued to Dr. Platt as restricted stock.

(8)	Includes (i) [3,914] shares of common stock owned by Mr. Knight; (ii) [952] shares of common stock issuable upon exercise of options that are currently exercisable; and (iii) [1,333] shares of common stock issuable upon exercise of warrants that are currently exercisable.

(9)	Dr. Oppenheimer was appointed to the board in August 2025, and does not currently own any shares.

(10)	Includes (i) [1,402] shares of common stock owned by Dr. Joyce; (ii) [20,254] shares of common stock owned by the Joyce Living Trust; and (iii) an aggregate of [666] shares of common stock issuable upon exercise of warrants held by the Joyce Living Trust that are currently exercisable. Dr. Joyce is co-trustee of the Joyce Living Trust, together with his wife, Joyce M. Joyce, each of whom may act unilaterally with regard to voting and disposition power over the shares held by the Joyce Living Trust. The Joyce Living Trust has an address at 1092 Madeline Street, New Braunfels, Texas 78132.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Stockholder proposals intended to be included in the Company’s proxy statement relating to the 2027 Annual Meeting must comply with Rule 14a-8 under the Exchange Act, which requires that the notice be received at the Company’s principal executive office not less than 120 calendar days before the one-year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, and accordingly must be received in writing by the Company at its principal executive office at the address set forth above no later than November 17, 2026.

In connection with the Company’s next annual meeting, stockholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.12 of the Company’s Bylaws, which provides that nominations or other business at an annual meeting of stockholders may be made (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving the notice provided for in Article II, Section 2.12 of the Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 2.12.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the Company’s principal executive office at 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, and not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The anniversary of this year’s Annual Meeting will be April 30, 2027. Thus, a stockholder notice must be received by the Company no later than January 30, 2027, and no earlier than December 31, 2026. If the date of the 2027 Annual Meeting is changed, these dates may change. Such stockholder’s notice is required to set forth, as to each matter the stockholder proposes to bring before an annual meeting, certain information specified in the Bylaws and, to the extent applicable, required by Rule 14a-19 under the Exchange Act. A copy of the Bylaws of the Company may be obtained from the Secretary of the Company at the address set forth above.

In addition to satisfying the foregoing advance notice requirements under the Company’s Bylaws, to comply with the universal-proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and that is postmarked or transmitted electronically to the Company no later than March 1, 2027.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors:

Maria Zannes
President and Chief Executive Officer

BIOAFFINITY TECHNOLOGIES, INC.

3300 Nacogdoches Road, Suite 216

SAN ANTONIO, TX 78217

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [●], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time [●], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOAFFINITY TECHNOLOGIES, INC.

The Board recommends a vote “FOR” Proposals 1, 2, 3, and 4.

1.	Proposal to approve, pursuant to Nasdaq listing rules, the issuance of up to an aggregate of 1,128,272 shares of our Common Stock upon the exercise of Common Stock purchase warrants issued in connection with our private placement offering that closed on August 14, 2026 (the “Warrant Exercise Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.	Proposal to seek authorization to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rule 5635(d) (the “Offering Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	Proposal to approve the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our Common Stock from 350,000,000 shares to [200,000,000] shares (the “Decrease in Authorized Shares Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

4.	Proposal to approve an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal, the Offering Proposal, and/or the Decrease in Authorized Shares Proposal (the “Adjournment Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Special Meeting shall have and may exercise all the powers hereby granted.

The undersigned acknowledges receipt of our Notice of Special Meeting of Stockholders and the Proxy Statement related thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com

bioAffinity Technologies, Inc.

Annual Meeting of Stockholders

[●], 2026, [8:00] a.m. Central Time

This proxy card is solicited on behalf of the Board of Directors.

Maria Zannes and James Michael Edwards, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and, in the discretion of such proxies on all other matters that may be properly presented for action, all shares of stock of bioAffinity Technologies, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held in person at [8:00] a.m. Central Time on [●], [●], 2026, or any postponement, adjournment, or continuation thereof, and instructs said proxies to vote as specified on the reverse side of this proxy card, with all powers that the undersigned would possess if personally present.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE PROMPTLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE.

(Continued and to be signed on Reverse Side)